Exhibit 99.1
Myriad Genetics Reports First Quarter 2026 Financial Results;
Reiterates 2026 Financial Guidance Reflecting Ongoing Progress in the Cancer Care Continuum Business

Highlights

•First quarter 2026 revenue of $200.4 million grew 2% year-over-year, reflecting stable test volume and 2% year-over-year growth in average revenue per test.
•First quarter 2026 test volume reflects 13% and 7% test volume growth year-over-year in Cancer Care Continuum and Mental Health, respectively, offset by a 12% decline year-over-year in Prenatal Health test volume.
•Launched Precise Molecular Residual Disease (MRD), Myriad Genetics' ultrasensitive assay, representing progress toward earlier insight, more informed decisions, and better outcomes for cancer patients.
•Received FDA approval of the MyChoice CDx test as the companion diagnostic for Zejula®, for patients with advanced ovarian cancer.
•First quarter 2026 gross margin was 68.7%, up 20.0 basis points from the first quarter 2025.
•First quarter 2026 GAAP net loss of $34.1 million, or $0.36 per share, while adjusted loss per share was $0.09 per share and adjusted EBITDA was $(4.5) million.

SALT LAKE CITY, May 5, 2026 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its first quarter ended March 31, 2026, and reaffirmed its financial guidance for the full-year 2026.

"We are seeing strong performance across a number of key areas, including the Cancer Care Continuum as we begin to realize a return on our focused strategy. We have implemented a dedicated hereditary cancer sales force and other key programs designed to support the expected continued growth in germline testing. And with decisive steps taken to address our Prenatal Health business, we expect improved performance in the remainder of 2026,” said Sam Raha, President and CEO, Myriad Genetics. “Our limited launch of Precise MRD for breast cancer patients has received positive early feedback and we remain on track with our other planned launches in 2026, as part of our milestone-rich year. We are confident these tests will be important drivers of our growth in 2027 and beyond."

Financial and Operational Highlights
•Test volumes of 385,000 in the first quarter of 2026 were stable year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three Months Ended March 31,
(in thousands)	2026	2025	% Change
Product volumes:
Cancer Care Continuum	96	85	13%
Prenatal Health	153	173	(12)%
Mental Health	136	127	7%
Total	385	385	—%

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three Months Ended March 31,
(in millions)	2026	2025	% Change
Product revenues:
Cancer Care Continuum	$120.2	$115.6	4%
Prenatal Health	41.9	49.3	(15)%
Mental Health	38.3	31.0	24%
Total	$200.4	$195.9	2%

Product Categories:
Cancer Care Continuum – MyRisk, BRACAnalysis CDx, MyChoice CDx, Prolaris, Precise Tumor, Precise MRD
Prenatal Health – Foresight, Prequel, FirstGene, SneakPeek
Mental Health – GeneSight

•Operating expenses in the first quarter of 2026 were $168.3 million, increasing $5.1 million year-over-year. Adjusted operating expenses in the first quarter of 2026 increased $7.9 million year-over-year to $148.5 million, partially reflecting the company's progress in its multi-year investment program in key strategic areas.
•Operating loss in the first quarter of 2026 was $30.7 million.

Cash Flow and Liquidity
First quarter 2026 cash flow used in operations was $15.7 million; adjusted operating cash outflow in the first quarter of 2026 was $13.4 million. Capital expenditures and capitalization of internal use software costs totaled $6.5 million in the first quarter 2026 resulting in adjusted free cash flow of $(19.9) million in the first quarter of 2026.

As of the end of the first quarter of 2026, the company had cash and cash equivalents of $124.4 million.

Business Performance and Highlights
Cancer Care Continuum
The Cancer Care Continuum business delivered revenue of $120.2 million in the first quarter of 2026.
•First quarter 2026 hereditary cancer testing revenue increased 5% year-over-year driven by a 14% year-over-year increase in volume.
•First quarter 2026 Prolaris testing revenue grew 3% year-over-year. The company continues to make progress on its first AI-enabled prostate cancer test, in partnership with PATHOMIQ, and expects to launch the test in the second quarter of 2026.
•In April 2026, the company shared new data at a number of annual clinical society meetings, including the American Association for Cancer Research (AACR) and the Society of Gynecologic Oncology (SGO) underscoring Myriad Genetics' commitment to the Cancer Care Continuum and highlighting its progress in precision oncology. For example, data from one poster presentation showed that Precise MRD testing after adjuvant therapy for ovarian cancer is significantly prognostic of recurrence and that elevated risk was observed even at ctDNA levels detectable only by an ultrasensitive assay. The company believes this data reinforces the scientific strength behind the company's precision oncology programs and focus on advancing clinically meaningful innovations for patients and providers.
•In April 2026, Myriad Genetics received approval from Japan’s Ministry of Health, Labour and Welfare (MHLW) for the use of the MyChoice CDx test for prostate cancer patients as a companion diagnostic for Lynparza®(olaparib). With this approval, clinicians in Japan can now order the MyChoice CDx test to determine homologous recombination deficiency (HRD) status for patients with ovarian cancer, and BRCA1/2 status for breast and prostate cancers.

Prenatal Health
The Prenatal Health business delivered revenue of $41.9 million in the first quarter of 2026.
•Prenatal testing revenue in the first quarter of 2026 declined 15% year-over-year, as volume decreased 12% year-over-year reflecting a difficult year-over-year comparison as the company continues to engage with customers and address the disruption caused by the Q2 '25 implementation of the company's new order management system.
•In April 2026, a national payor updated its medical policy to cover expanded carrier screen tests, like the Company's Foresight Universal Plus test.
•The multi-site CONNECTOR study, using the company's FirstGene Multiple Prenatal Screen, continues to see progress in enrollment and the Company expects this study, if successful, to support future commercial launch activities and expand capabilities in prenatal testing.

Mental Health
GeneSight test revenue was $38.3 million in the first quarter of 2026.
•First quarter 2026 revenue grew 24% year-over-year reflecting 7% GeneSight volume growth, and overall improved reimbursement trends.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, strategic realignment, costs related to amortization of intangibles from acquisitions, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and their impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' full-year 2026 financial guidance*:

(in millions, except percentages)	2026 Guidance	FY 2026 Comments

Revenue	$860 - $880	Reiterate the full year 2026 revenue range, reflecting current business trends. Expect 2H’26 revenue to be greater than 1H’26
Adjusted Gross Margin %**	68% - 69%	Gross margins expected to fluctuate quarter to quarter given product mix and pricing trends.
Adjusted EBITDA***	$37 - $49

*	Assumes currency rates as of May 5, 2026.
**	Adjusted Gross Margin is defined as Gross Margin plus non-cash cost of sales, such as amortization of intangible assets and share-based compensation expense, and non-recurring one-time expenses.
***
Adjusted EBITDA is defined as Net income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of goodwill and long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from strategic realignment..

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, May 5, 2026, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the first quarter of 2026. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI5f7c8739b7d5420b8a074eff2ce38a62. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic and precision medicine company committed to advancing health and well-being for all. Myriad Genetics develops and commercializes molecular tests that help patients and providers uncover genetic insights. Our tests assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care, support earlier detection, enable more precise treatment and contribute to lowering healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, MyChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, myGeneHistory, Health.Illuminated., RiskScore, Prolaris, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners.

© 2026 Myriad Genetics, Inc. All rights reserved.

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended March 31,
	2026	2025
Revenue	$200.4	$195.9
Cost of revenue	62.8	61.7
Gross profit	137.6	134.2

Operating expenses:
Research and development expense	27.1	27.5
Sales and marketing expense	73.6	69.2
General and administrative expense	62.2	66.5
Goodwill and long-lived asset impairment charges	5.4	—
Total operating expenses	168.3	163.2
Operating loss	(30.7)	(29.0)
Other income (expense):
Interest income	0.7	0.3
Interest expense	(4.1)	(0.8)
Other	—	0.1
Total other expense	(3.4)	(0.4)
Loss before income tax	(34.1)	(29.4)
Income tax benefit	—	29.3
Net loss	$(34.1)	$(0.1)
Net loss per share:
Basic and diluted	$(0.36)	$—
Weighted average shares outstanding:
Basic and diluted	93.7	91.4

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$124.4	$149.6
Trade accounts receivable	123.8	115.3
Inventory	27.9	30.6
Prepaid taxes	2.0	12.0
Prepaid expenses and other current assets	34.7	25.1
Total current assets	312.8	332.6
Operating lease right-of-use assets	51.0	49.4
Property, plant and equipment, net	111.5	114.0
Intangible assets, net	145.7	153.4
Goodwill	47.1	51.6
Other assets	5.6	5.6
Total assets	$673.7	$706.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32.6	$30.0
Accrued liabilities	90.5	96.9
Current maturities of operating lease liabilities	7.1	6.9
Total current liabilities	130.2	133.8
Long-term debt	120.3	119.9
Noncurrent operating lease liabilities	84.1	83.0
Other long-term liabilities	1.7	1.9
Total liabilities	336.3	338.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 94.4 and 93.5 shares outstanding at March 31, 2026 and December 31, 2025, respectively	0.9	0.9
Additional paid-in capital	1,492.6	1,489.0
Accumulated other comprehensive income	0.7	0.8
Accumulated deficit	(1,156.8)	(1,122.7)
Total stockholders' equity	337.4	368.0
Total liabilities and stockholders’ equity	$673.7	$706.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended March 31,
	2026	2025
Net cash used in operating activities	$(15.7)	$(16.3)
Net cash used in investing activities	(6.5)	(8.3)
Net cash provided by (used in) financing activities	(3.0)	13.6
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(0.1)	0.1
Net decrease in cash, cash equivalents, and restricted cash	(25.3)	(10.9)
Cash, cash equivalents, and restricted cash at beginning of the period	151.3	111.9
Cash, cash equivalents, and restricted cash at end of the period	$126.0	$101.0

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to (i) the company's full-year 2026 financial guidance, (ii) the company's programs designed to support the expected continued growth in germline testing as the company moves forward, (iii) the company's expectation of improved performance in the remainder of 2026, (iv) the company's expectation that it remains on track with its other planned launches in 2026, including its first AI-enabled prostate cancer test, in partnership with PATHOMIQ, which the company expects to launch in the second quarter of 2026, and (v) the company's confidence that these tests will be important drivers of the company's growth in 2027 and beyond. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implementation of the company's strategic plan; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, as well as any updates to those risk factors filed from time to time in the company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement Regarding use of Non-GAAP Financial Measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of each schedule.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, if available, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP gross margin or GAAP net income (loss) because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months Ended March 31, 2026 and 2025
(unaudited data in millions, except per share amounts)

	Three months ended March 31,
	2026	2025
Adjusted Gross Margin
Gross Profit	$137.6	$134.2
Acquisition - amortization of intangible assets(1)	0.1	0.3
Equity compensation(2)	0.2	0.3
Other adjustments(3)	—	0.3
Adjusted Gross Profit	$137.9	$135.1
Adjusted Gross Margin	68.8%	69.0%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Other one-time non-recurring expenses.

	Three months ended March 31,
	2026	2025
Adjusted Operating Expenses
Operating Expenses	$168.3	$163.2
Acquisition - amortization of intangible assets(1)	(6.4)	(8.8)
Goodwill and long-lived asset impairment(2)	(5.4)	—
Equity compensation(3)	(6.3)	(9.2)
Real estate optimization(4)	—	(3.0)
Strategic realignment(5)	(1.7)	(1.7)
Other adjustments(6)	—	0.1
Adjusted Operating Expenses	$148.5	$140.6

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the three months ended March 31, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three months ended March 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(5)
Costs related to strategic realignment of the company including severance and consulting fees. During the three months ended March 31, 2026, management determined that severance costs that had previously been reported in other-one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.7 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the three months ended March 31, 2025 were reclassified to strategic realignment in this reconciliation.

(6)	Other one-time non-recurring adjustments. See also Note 5 above regarding reclassification of other adjustments to strategic realignment.

	Three months ended March 31,
	2026	2025
Adjusted Net Loss(1)
Net Loss	$(34.1)	$(0.1)
Acquisition - amortization of intangible assets(2)	6.5	9.1
Goodwill and long-lived asset impairment(3)	5.4	—
Equity compensation(4)	6.5	9.5
Real estate optimization(5)	—	3.0
Strategic realignment(6)	1.7	1.7
Other adjustments(7)	—	0.2
Uncertain tax benefit(8)	—	(28.7)
Tax adjustments(9)	5.8	2.2
Adjusted Net Loss	$(8.2)	$(3.1)

Weighted average shares outstanding:
Diluted	93.7	91.4
Adjusted Loss Per Share
Diluted	$(0.09)	$(0.03)

(1)	To determine Adjusted Loss Per Share.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the three months ended March 31, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the three months ended March 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.

(6)
Costs related to strategic realignment of the company including severance and consulting fees. During the three months ended March 31, 2026, management determined that severance costs that had previously been reported in other-one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.7 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the three months ended March 31, 2025 were reclassified to strategic realignment in this reconciliation.

(7)	Other one-time non-recurring adjustments. See also Note 6 above regarding reclassification of other adjustments to strategic realignment.
(8)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three months ended March 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(9)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of March 31, 2026, a valuation allowance of $109.6 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of March 31, 2025, a valuation allowance of $67.0 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended March 31,
	2026	2025
Adjusted EBITDA
Net Loss	$(34.1)	$(0.1)
Acquisition - amortization of intangible assets(1)	6.5	9.1
Depreciation expense(2)	4.7	5.1
Goodwill and long-lived asset impairment(3)	5.4	—
Equity compensation(4)	6.5	9.5
Real estate optimization(5)	—	3.0
Strategic realignment(6)	1.7	1.7
Interest expense, net of interest income(7)	3.4	0.5
Other adjustments(8)	1.4	0.4
Uncertain tax benefits(9)	—	(28.7)
Income tax (benefit) expense(10)	—	(0.6)
Adjusted EBITDA	$(4.5)	$(0.1)

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of depreciation expense recognized during the period.
(3)	Expense related to goodwill and long-lived asset impairment. For the three months ended March 31, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the three months ended March 31, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(6)
Costs related to strategic realignment of the company including severance and consulting fees. During the three months ended March 31, 2026, management determined that severance costs that had previously been reported in other-one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.7 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the three months ended March 31, 2025 were reclassified to strategic realignment in this reconciliation.

(7)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(8)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in the Adjusted Net Loss table above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations. See also Note 6 above regarding the reclassification of other adjustments to strategic realignment.

(9)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three months ended March 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(10)	Derived from income tax (benefit) expense from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described in Note 9 above.

	Three months ended March 31,
	2026	2025
Adjusted Operating and Free Cash Flow
Net Cash Used in Operating Activities	$(15.7)	$(16.3)
Real estate optimization(1)	—	4.0
Strategic realignment(2)	2.3	1.7
Other adjustments(3)	—	0.2
Adjusted Operating Cash Flow	$(13.4)	$(10.4)
Capital expenditures(4)	(5.4)	(5.3)
Capitalization of internal-use software costs(4)	(1.1)	(3.0)
Adjusted Free Cash Flow	$(19.9)	$(18.7)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)
Strategic realignment includes the cash paid for those costs in the related periods. During the three months ended March 31, 2026, management determined that severance costs that had previously been reported in other one-time expenses should be reported as part of our strategic realignment efforts. Consequently $1.7 million in severance costs that were reported as other adjustments in our reconciliations of GAAP to Non-GAAP financial measures for the three months ended March 31, 2025 were reclassified to strategic realignment in this reconciliation.

(3)	The cash flow effect of other one-time non-recurring expenses. See also Note 2 above regarding the reclassification of other adjustments to strategic realignment.
(4)	Derived from the Condensed Consolidated Statements of Cash Flows.